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                                                                   EXHIBIT 10.21

                                  POPULAR, INC.
                           2004 OMNIBUS INCENTIVE PLAN

  (AS AMENDED BY THE BOARD OF DIRECTORS OF POPULAR, INC. ON FEBRUARY 16, 2005)

                                    ARTICLE I
                                     PURPOSE

      The Corporation has previously adopted the Popular, Inc., 2001 Stock Option Plan (the "Stock Option Plan"), which was intended to provide equity-based compensation incentives through the grant of stock options. Effective upon the adoption of the "Popular, Inc. 2004 Omnibus Incentive Plan" (the "Plan") by shareholders of Popular, Inc. (the "Corporation") the Plan will replace and supersede the Stock Option Plan. All outstanding award grants under the Stock Option Plan shall continue in full force and effect, subject to their original terms, after the Plan replaces and supersedes the Stock Option Plan under the terms and conditions noted above.

      The purpose of the Plan is to provide flexibility to the Corporation and its Affiliates (as hereinbelow defined) to attract, retain and motivate their officers, executives and other key employees through the grant of awards and to adjust its compensation practices to the best compensations practices and corporate government trends as they develop from time to time. The Plan is further intended to help retain and align the interests of the non-employee members of the Board of Directors of the Corporation and its Affiliates with the Corporation's shareholders.

                                   ARTICLE II
                                   DEFINITIONS

      2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

            Adjusted Net Income. "Adjusted Net Income" means the Corporation's consolidated net income applicable to common stockholders as it appears on an income statement of the Company prepared in accordance with generally accepted accounting principles, excluding the effects of Extraordinary Items.

            Adjustment Event. "Adjustment Event" means any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, dissolution, liquidation, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Corporation.

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            Affiliate. "Affiliate" means any corporation or other form of entity of which the Corporation owns, from time to time, directly or indirectly, 50% or more of the total combined voting power of all classes of stock or other equity interests.

            Alternative Awards. "Alternative Awards" shall have the meaning set forth in Section 10.3.

            Annual Incentive Awards. "Annual Incentive Awards" means an Award made pursuant to Article IX of the Plan with a Performance Cycle of one year or less.

            Approved Retirement. "Approved Retirement" means, in the case of a Participant who is a common law employee of the Corporation or an Affiliate, termination of a Participant's employment (i) on or after the normal retirement date or any early retirement date established under any defined benefit pension plan maintained by the Corporation or an Affiliate and in which the Participant participates or (ii) on or after attaining age 55 and completing such period of service as the Committee shall determine from time to time, to the extent the Participant does not participate in any such defined benefit pension plan maintained by the Corporation or an Affiliate. Notwithstanding the foregoing, the term "Approved Retirement" shall not apply to any Participant whose employment with the Corporation or an Affiliate has been terminated for Cause, whether or not such individual is deemed to be retirement eligible or is receiving retirement benefits under any defined benefit pension plan maintained by the Corporation or an Affiliate and in which the Participant participates or would otherwise satisfy the criteria set forth by the Committee as noted in the preceding sentence.

            Award. An "Award" means the award of an Annual Incentive Award, a Long-Term Performance Unit Award, an Option, a SAR, Restricted Stock, Restricted Unit or Performance Share, including any associated Dividend Equivalents, under the Plan.

            Beneficial Owner. "Beneficial Owner" means any "person," as such term is used in Section 13(d) of the Act, who, directly or indirectly, has or shares the right to vote, dispose of, or otherwise has "beneficial ownership" of such securities (within the meaning of Rule 13d-3 and Rule 13d-5 under the Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing).

            Board. "Board" means the Board of Directors of the Corporation.

            Cause. "Cause" means, with respect to a Participant, any of the following (as determined by the Committee in its sole discretion): (i) dishonesty, fraud or misrepresentation; (ii) inability to obtain or retain appropriate licenses; (iii) violation of any rule or regulation of any regulatory agency or self-regulatory agency; (iv) violation of any policy or rule of the Corporation or any Affiliate; (v) commission of a crime;
      (vi) breach by a Participant of any written covenant or agreement with the Corporation or

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      any Affiliate not to disclose or misuse any information pertaining to, or misuse any property of, the Corporation or any Affiliate, or (vii) any act or omission detrimental to the conduct of the business of the Corporation or any Affiliate in any way.

            Change of Control. A "Change of Control" shall be deemed to have occurred if:

                  (i) any Person acquires direct or indirect ownership of 50% or more of the combined voting power of the then outstanding securities of the Corporation as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise; or

                  (ii) the shareholders of the Corporation approve (A) any
            consolidation or merger of the Corporation in which the Corporation is not the surviving corporation (other than a merger of the Corporation in which the holders of Common Stock immediately prior to the merger have the same or substantially the same proportionate ownership of the surviving corporation immediately after the merger), or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Corporation to an entity which is not a wholly-owned subsidiary of the Corporation.

            Change of Control Price. "Change of Control Price" means the highest price per share of Common Stock paid in conjunction with any transaction resulting in a Change of Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash).

            Committee. "Committee" means the Compensation Committee of the Board or such other committee of the Board as the Board shall designate from time to time, which committee shall consist of two or more members, each of whom shall be a "Non Employee Director" within the meaning of Rule 16b-3, as promulgated under the Exchange Act, an "outside director" within the meaning of section 162(m) of the U.S. Code, and an "independent director" under the rules of NASDAQ, or any successors thereto.

            Common Stock. "Common Stock" means the common stock of the Corporation, par value $6.00 per share.

            Corporate Event. "Corporate Event" means a merger, consolidation, recapitalization or reorganization, share exchange, division, sale, plan of complete liquidation or dissolution, or other disposition of all or substantially all of the assets of the Corporation, which has been approved by the shareholders of the Corporation.

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            Corporation. "Corporation" means Popular, Inc., a Puerto Rico
      Corporation, and any successor thereto.

            Covered Employees. "Covered Employees" are any Executive Officers or other Eligible Individuals who are "covered employees" within the meaning of U.S. Code section 162(m).

            Disability. "Disability" means with respect to any Participant, long-term disability as defined under the welfare benefit plan maintained by either the Corporation or an Affiliate and in which the Participant participates and from which the Participant is receiving a long-term disability benefit.

            Dividends. "Dividends" means the regular cash dividends paid by the Corporation upon one share of Common Stock from time to time.

            Dividend Equivalents. "Dividend Equivalents" means an amount equal to the regular cash dividends paid by the Corporation upon one share of Common Stock in connection with the grant of Restricted Units, Performance Shares, Options, and/or SARs awarded to a Participant in accordance with
      Article VIII of the Plan.

            Effective Date. "Effective Date" generally means the first date upon which the Plan shall become effective, which will be the date the Plan has been both (a) approved by the Board on February 24, 2004 and (b) approved by a majority of the votes cast at a duly held stockholders' meeting (currently scheduled for April 30, 2004) at which the requisite quorum, as set forth in the Corporation's Certificate of Incorporation, of outstanding voting stock of the Corporation is, either in person or by proxy, present and voting on the Plan. However, for purposes of any Option grant that is an ISO or QSO, the term "Effective Date" shall mean solely the adoption of the Plan by the Board.

            Eligible Individual. For purposes of this Plan only, "Eligible Individual" means (i) any individual who is a common law employee (including each officer or employee who is a member of the Board) of the Corporation or any such Affiliate, and (ii) any Non- employee Director.

            Exchange Act. "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            Executive Officer. "Executive Officer" means each person who is an officer of the Corporation or any Affiliate and who is subject to the reporting requirements under Section 16(a) of the Exchange Act.

            Extraordinary Items. "Extraordinary Items" means (i) extraordinary, unusual and/or non-recurring items of gain or loss, including but not limited to, restructuring or

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      restructuring-related charges, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, (iv) the effect of a merger or acquisition, all of which are identified in the Corporation's audited financial statements or the Corporation's annual report to stockholders, or (v) those other items determined by the Committee.

            Fair Market Value. "Fair Market Value" means, on any date, the price of the last trade, in the Common Stock on such date on the NASDAQ National Market System or, if at the relevant time, the Common Stock is not listed to trade on the NASDAQ National Market System, on such other recognized quotation system on which the trading prices of the Common Stock are then quoted (the "Applicable Exchange"). In the event that (i) there are no Common Stock transactions on the Applicable Exchange on any relevant date, Fair Market Value for such date shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported and (ii) the Applicable Exchange adopts a trading policy permitting trades after 5 P.M. Eastern Standard Time ("EST"), Fair Market Value shall mean the last trade, regular way, reported on or before 5 P.M. EST (or such earlier or later time as the Committee may establish from time to time).

            ISO. "ISO" means an Option that is an "incentive stock option" within the meaning of U.S. Code section 422.

            Long-Term Performance Unit Award. A "Long-Term Performance Unit Award" means an Award made pursuant to Article IX of the Plan, which are units valued by reference to Common Stock, the number or value of such units which may be adjusted over a Performance Cycle based on the satisfaction of Performance Goals.

            Nonemployee Director. "Nonemployee Director" means a member of the Board of Directors of the Corporation or an Affiliate who is not a common law employee of the Corporation or any Affiliate.

            Nonstatutory Stock Option. "Nonstatutory Stock Option" means an Option that is not an ISO or a QSO.

            Option (including ISOs, QSOs and Nonstatutory Stock Options). "Option" means the right to purchase Common Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an ISO, (ii) a QSO or (iii) a Nonstatutory Stock Option.

            P.R. Code. "P.R. Code" means the Puerto Rico Internal Revenue Code of 1994, as amended, including, for these purposes, any regulations promulgated by the Puerto Rico Department of the Treasury with respect to the provisions of the P.R Code, and any successor thereto.

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            Participant. "Participant" shall have the meaning set forth in
      Article III of the Plan.

            Performance Cycle. "Performance Cycle" means the period selected by the Committee during which the performance of the Corporation or any Affiliate or unit thereof or any individual is measured for the purpose of determining the extent to which an Award subject to Performance Goals has been earned.

            Performance Goals. "Performance Goals" means the objectives for the Corporation, any Affiliate or business unit thereof, or an Eligible Individual that may be established by the Committee for a Performance Cycle with respect to any performance based Awards contingently granted under the Plan.

            Performance Shares. "Performance Shares" means an Award made pursuant to Article IX of the Plan, which are units denominated in Common Stock, the number of such units which may be adjusted over a Performance Cycle based upon the satisfaction of Performance Goals.

            Person. "Person" means any person (within the meaning of Section 3(a)(9) of the Exchange Act), including any group (within the meaning of Rule 13d-5(b) under the Exchange Act), but excluding the Corporation, any Affiliate or any employee benefit plan sponsored or maintained by the Corporation or any Affiliate.

            Plan Year. "Plan Year" means a period of twelve months commencing on January 1st and ending on the next December 31st.

            QSO. "QSO" means an Option that is a "qualified stock option" within the meaning of P.R. Code section 1046.

            Restricted Period. "Restricted Period" means the period of time during which Restricted Units or shares of Restricted Stock are subject to forfeiture or restrictions on transfer (if applicable) pursuant to Article VIII of the Plan.

            Restricted Stock. "Restricted Stock" means Common Stock awarded to a Participant pursuant to the Plan that is subject to forfeiture and restrictions on transferability in accordance with Article VIII of the Plan.

            Restricted Unit. "Restricted Unit" means a Participant's right to receive, pursuant to this Plan, one share of Common Stock at the end of a specified period of time, which right is subject to forfeiture in accordance with Article VIII of the Plan.

            SAR. "SAR" means a stock appreciation right granted under Article VII in respect of one or more shares of Common Stock that entitles the holder thereof to receive, in cash or Common Stock, at the discretion of the Committee (which discretion may be

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      exercised at or after grant, including after exercise of the SAR), an amount per share of Common Stock equal to the excess, if any, of the Fair Market Value on the date the SAR is exercised over the Fair Market Value on the date the SAR is granted.

            U.S. Code. "U.S. Code" means the U.S. Internal Revenue Code of 1986, as amended, including, for these purposes, any regulations promulgated by the Internal Revenue Service with respect to the provisions of the U.S. Code ("Treasury Regulations"), and any successor thereto.

      2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

                                   ARTICLE III

                         ELIGIBILITY AND PARTICIPATION

      3.1 Participants. Participants in the Plan shall be those Eligible Individuals designated by the affirmative action of the Committee (or its delegate) to participate in the Plan.

      3.2 Types of Awards. The Committee (or its delegate) may grant any or all of the Awards specified herein to any particular Participant (subject to the applicable limitations set forth in the Plan). Any Award may be made for one (1) year or multiple years without regard to whether any other type of Award is made for the same year or years.

                                   ARTICLE IV

                             POWERS OF THE COMMITTEE

      4.1 Power to Grant. The Committee shall have the authority, subject to the terms of the Plan, to determine those Eligible Individuals to whom Awards shall be granted and the terms and conditions of any and all Awards including, but not limited to:

      (a)   the number of shares of Common Stock to be covered by each Award;

      (b)   the time or times at which Awards shall be granted;

      (c) the terms and provisions of the instruments by which Options may be evidenced, including the designation of Options as ISOs, QSOs or Nonstatutory Stock Options;

      (d) the determination of the period of time during which restrictions on Restricted Stock or Restricted Units shall remain in effect;

      (e) the establishment and administration of any Performance Goals applicable to Awards granted under the Plan;

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      (f)   the determination of Participants' Long Term Performance Unit Awards
            or Performance Share Awards, including any Performance Goals and Performance Cycles;

      (g) the development and implementation of specific stock-based programs for the Corporation and its Affiliates that are consistent with the intent and specific terms of the framework created by this Plan; and

      (h) the right of a Participant to defer receipt of payment of an Award, including the establishment of a trust to hold the amounts payable pursuant to an Award, including, but not limited to shares of Common Stock.

Appropriate officers of the Corporation or any Affiliate may suggest to the Committee the Eligible Individuals who should receive Awards, which the Committee may accept or reject in its sole discretion. The Committee shall determine the terms and conditions of each Award at the time of grant. The Committee may establish different terms and conditions for different Participants and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

      4.2   Administration.

            (a) Rules, Interpretations and Determinations. The Committee shall administer the Plan. Any Award granted by the Committee under the Plan may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine. The Committee shall have full authority to interpret and administer the Plan, to establish, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Corporation, to construe the respective Award agreements and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee shall be final, binding, and conclusive for all purposes and upon all persons.

            The Committee's determinations under the Plan (including the determination of the Eligible Individuals to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements hereunder) may vary, and need not be uniform, whether or not any such Eligible Individuals could be deemed to be similarly situated.

            (b) Agents and Expenses. The Committee may appoint agents (who may be officers or employees of the Corporation) to assist in the administration of the Plan and may grant authority to such persons to execute agreements or other documents on its behalf. All expenses incurred in the administration of the Plan, including, without

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      limitation, for the engagement of any counsel, consultant or agent, shall be paid by the Corporation. Any proceeds received by the Corporation in connection with any Award will be used for general corporate purposes.

            (c) Delegation of Authority. Notwithstanding anything else contained in the Plan to the contrary herein, the Committee may delegate, subject to such terms or conditions or guidelines as it shall determine, to any employee of the Corporation or any group of employees of the Corporation or its affiliates any portion of its authority and powers under the Plan with respect to Participants who are not Executive Officers. Only the Committee may select, grant, administer, or exercise any other discretionary authority under the Plan in respect of Awards granted to such Participants who are Executive Officers.

      4.3 Newly Eligible Participants. The Committee shall be entitled to make such rules, determinations and adjustments, as it deems appropriate with respect to any Participant who becomes eligible to receive a performance-based Award after the commencement of a Performance Cycle.

      4.4 Restrictive Covenants and Other Conditions. Without limiting the generality of the foregoing, the Committee may condition the grant of any Award under the Plan upon the Participant to whom such Award would be granted agreeing in writing to certain conditions in addition to the provisions regarding exercisability of the Award (such as restrictions on the ability to transfer the underlying shares of Common Stock) or covenants in favor of the Corporation and/or one or more Affiliates (including, without limitation, covenants not to compete, not to solicit employees and customers and not to disclose confidential information) that may have effect during or following the termination of the Participant's employment with the Corporation and its Affiliates and before or after the Award has been exercised, including, without limitation, the requirement that the Participant disgorge any profit, gain or other benefit received in respect of the exercise of the Award prior to any breach of any such covenant by the Participant.

         4.5 Performance Based Compensation Interpretations; Limitations on Discretion. Notwithstanding anything contained in the Plan to the contrary, to the extent the Committee has required upon grant that any Annual Incentive Award, Long-Term Performance Unit Award, Performance Share, Restricted Unit or Restricted Stock must qualify as "other performance based compensation" within the meaning of Section 162(m)(4)(C) of the U.S. Code, the Committee shall (a) specify and approve the specific terms of any Performance Goals with respect to such Awards in writing no later than ninety (90) days from the commencement of the Performance Cycle to which the Performance Goal or Goals relate, and (b) not be entitled to exercise any subsequent discretion otherwise authorized under the Plan (such as the right to authorize payout at a level above that dictated by the achievement of the relevant Performance Goals) with respect to such Award if the ability to exercise discretion (as opposed to the exercise of such discretion) would cause such Award to fail to qualify as other performance based compensation.

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      4.6 Indemnification. No member of the Committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be personally liable for any action, determination or interpretation taken or made in good faith with respect to the Plan and all members of the Committee and each and any officer or employee of the Corporation acting on their behalf, to the extent permitted by law, shall be entitled to full indemnification, reimbursement and protection by the Corporation in respect of any such action, determination or interpretation. In the performance of its functions under the Plan, the Committee and any officer or employee of the Corporation acting on their behalf, shall be entitled to rely upon information and advice furnished to them by the Corporation's officers, accountants, counsel and any other party they deem necessary, and no member of the Committee, nor any officer or employee of the Corporation acting on behalf of the Committee, shall be liable for any action taken or not taken in reliance upon any such advice.

                                    ARTICLE V

                 COMMON STOCK SUBJECT TO PLAN; OTHER LIMITATIONS

      5.1   Plan Limits.

            (a) Shares Available for Awards: Subject to the provisions of
      Section 5.4, the number of shares of Common Stock issuable under the Plan for Awards shall be 10,000,000.

            (b) The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock purchased by the Corporation for such purpose, treasury Common Stock or authorized but unissued Common Stock, not reserved for any other purpose.

      5.2 Individual Performance-Based Limitations: Subject to the provisions of
Section 5.4, to the extent that any Annual Incentive, Long-Term Performance Unit, Restricted Stock, Restricted Unit and Performance Share Awards to a Participant are intended to satisfy the requirements of U.S. Code section 162(m)(4)(C) as "other performance based compensation," the maximum aggregate amount of such Award(s) paid or otherwise made available to such Participant shall not exceed one-half of one percent (0.5%) of Adjusted Net Income for the most recently reported year ending December 31st prior to the year such Award or Awards is or are paid or otherwise made available.

      5.3 Cancelled, Terminated, or Forfeited Awards. Should an Award under this Plan for any reason expire without having been exercised, be cancelled, repurchased by the Corporation, terminated or forfeited or otherwise settled without the issuance of any Common Stock (including, but not limited to, shares tendered to exercise outstanding Options, shares tendered or withheld for taxes on Awards or shares issued in connection with a Restricted Stock Award that is subsequently forfeited), any such shares of Common Stock subject to such Award shall again be available for grants of Awards under the Plan.

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      5.4 Adjustment in Capitalization. In the event of any Adjustment Event,
(a) the aggregate number of shares of Common Stock available for Awards under
Section 5.1, (b) the aggregate limitations on the number of shares that may be awarded as a particular type of Award or that may be awarded to any particular Participant in any particular period under Section 5.2 and (c) the aggregate number of shares subject to outstanding Awards and the respective exercise prices or base prices applicable to outstanding Awards shall be appropriately adjusted by the Committee, in its discretion, with respect to such Adjustment Event, and the Committee's determination shall be conclusive. To the extent deemed equitable and appropriate by the Committee and subject to any required action by shareholders of the Corporation, in any Adjustment Event that is a merger, consolidation, reorganization, liquidation, dissolution or similar transaction, any Award granted under the Plan shall be deemed to pertain to the securities and other property, including cash, to which a holder of the number of shares of Common Stock covered by the Award would have been entitled to receive in connection with such Adjustment Event.

Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any award of Restricted Stock or Restricted Units granted under the Plan as a result of any Adjustment Event or any distribution of property shall, except as provided in Article X or as otherwise provided by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to such shares of Restricted Stock or Restricted Units and any stock certificate(s) representing or evidencing any shares of stock so received shall be legended in such manner as the Corporation deems appropriate.

                                   ARTICLE VI
                                  STOCK OPTIONS

      6.1 Grant of Options. Subject to the provisions of Section 5.1, Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of three types: (i) ISOs,
(ii) QSOs and (iii) Nonstatutory Stock Options. Except as otherwise provided herein, the Committee shall have complete discretion in determining the Number of Options, if any, to be granted to a Participant, except that ISOs and QSOs may only be granted to Eligible Individuals who satisfy the requirements for eligibility set forth under U.S. Code section 424 and P.R. Code section 1046, respectively. The date of grant of an Option under the Plan will be the date on which the Option is awarded by the Committee or, if so determined by the Committee, the date on which occurs any event (including, but not limited to, the completion of an individual or corporate Performance Goal) the occurrence of which is an express condition precedent to the grant of the Option. Subject to
Section 5.4, the Committee shall determine the number of Options, if any, to be granted to the Participant. Each Option grant shall be evidenced by an Option agreement (in electronic or written form) that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Common Stock to which the Option pertains, and such other terms and conditions as the

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Committee shall determine which are not inconsistent with the provisions of the
Plan. Options may be granted in tandem with SARs (as described in more detail in Article VII), and/or with associated Dividend Equivalents (as described in more detail in Article VIII).

      6.2 Exercise Price; No Repricing or Substitution of Options. Nonstatutory Stock Options and QSOs and ISOs granted pursuant to the Plan shall have an exercise price no less than the Fair Market Value of a share of Common Stock on the date the Option is granted. Except as a result of any Adjustment Event, the Committee shall not have the power or authority to reduce, whether through amendment or otherwise, the exercise price of any outstanding Option nor to grant any new Options or other Awards in substitution for or upon the cancellation of Options previously granted which shall have the effect of reducing the exercise price of any outstanding Option.

      6.3 Exercise of Options. Each Option granted pursuant to the Plan shall become exercisable as determined by the committee at the time of grant; provided that the Committee may establish performance-based criteria for exercisability of any Option. Subject to the provisions of this Article VI, once any portion of any Option has become exercisable it shall remain exercisable for its remaining term. Once exercisable, an Option may be exercised from time to time, in whole or in part, up to the total number of shares of Common Stock with respect to which it is then exercisable. The Committee shall determine the term of each Option granted, but, except as expressly provided below, in no event shall any such Option be exercisable for more than 10 years after the date on which it is granted.

      6.4 Payment. The Committee shall establish procedures governing the exercise of Options. No shares shall be delivered pursuant to any exercise of an Option unless arrangements satisfactory to the Committee have been made to assure full payment of the exercise price therefore. Without limiting the generality of the foregoing, payment of the exercise price may be made: (a) in cash or its equivalent; (b) by exchanging shares of Common Stock (which are not the subject of any pledge or other security interest) owned by the person exercising the Option (through actual tender or by attestation); (c) with the approval of the Board or the Committee, by authorizing the Corporation, Popular Securities, Inc. or a broker-dealer approved by the Corporation, to sell, on behalf of the Participant, the appropriate number of shares of Common Stock otherwise issuable to the Participant upon exercise of an Option; (d) with the approval of the Board or the Committee and at the election of the Participant, by withholding from those shares of Common Stock that would otherwise be obtained upon exercise of the Option a number of shares having a Fair Market Value equal to the exercise price; (e) by any combination of the foregoing; or
(f) by other means that the Board or the Committee deems appropriate; provided that the combined value of all cash and cash equivalents paid and the Fair Market Value of any such shares of Common Stock so tendered to the Corporation, valued as of the date of such tender, is at least equal to such exercise price. The Corporation may not make a loan to a Participant to facilitate such Participant's exercise of any of his or her Options or payment of taxes.

      6.5 ISOs and QSOs. Notwithstanding anything in the Plan to the contrary, no Option that is intended to be an ISO or QSO may be granted after the tenth anniversary of the Effective Date of the Plan. In addition, the Fair Market Value of the Common Stock with respect to any QSO granted under this Plan (and any other plan maintained by the Corporation or any Affiliate that employs the Participant) exercisable for the first time during any calendar year may not (with respect to any Participant) exceed $100,000, with such Fair Market Value to be determined as of the date the QSO is granted. Except as may otherwise be provided for under the provisions of Article X of the Plan, no term of this Plan relating to ISOs or QSOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the ISO, QSO or the Plan under Section 422 of the US Code , or PR Code Section 1046, respectively, or without the consent of any Participant affected thereby, to disqualify any ISO or QSO under such Section 422 or Section 1046.

      6.6 Termination of Employment or Service as a Nonemployee Director. Unless otherwise determined by the Committee at or following the time of grant, the following provisions of the Plan shall apply in the event of the Participant's termination of employment or service as a Nonemployee Director:

            (a) Due to Death. In the event a Participant's employment terminates by reason of death, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant's estate or as may otherwise be provided for in accordance with the requirements of Section 12.2, at any time prior to the earlier to occur of the (i) expiration of the term of the Options or (ii) such date as the Committee shall determine at the time of grant; provided, however, that Nonstatutory Stock Options shall be deemed to be amended to provide that they are exercisable for not less than one (1) year after a Participant's death even if such period exceeds the expiration of the term of the original grant of such Nonstatutory Stock Options.

            (b) Due to Disability. In the event a Participant's employment is terminated by his or her employer by reason of Disability, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant (or, in the event of the Participant's death after termination of employment when the Option is exercisable pursuant to its terms, by the Participant's designated beneficiary, and if none is named, by the person determined in accordance with the requirements of Section 12.2), at any time prior to the expiration date of the term of the Options or within such period as the Committee shall determine at the time of grant following the Participant's termination of employment, whichever period is shorter.

            (c) Due to Approved Retirement. In the event a Participant's employment terminates by reason of Approved Retirement, any Options granted to such Participant which are then outstanding shall become immediately exercisable in full and may be exercised by the Participant (or, in the event of the Participant's death after termination of employment when the Option is exercisable pursuant to its terms, by the Participant's estate or as otherwise may be provided for in accordance with Section 12.2), at any time prior to the expiration date of the term of the Options or within five (5) years (or such shorter period as the Committee shall determine at the time of grant) following the Participant's Approved Retirement, whichever period is shorter.

            (d) Due to Cause. In the event a Participant's employment is terminated by the Corporation or any Affiliate for Cause, any Options granted to such Participant that are then not yet exercised shall be forfeited at the time of such termination and shall not be exercisable thereafter and the Committee may, consistent with Section 4.5 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the exercise of any such Award for a period of up to twelve (12) months prior to the Participant's termination of employment for Cause. For purposes of this Section 6.6, in the event a Participant's employment is terminated by the Corporation or any Affiliate for Cause, the provisions of this Section 6.6(d) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section.

            (e) Due to Resignation. Unless otherwise determined by the Committee, in the event a Participant's employment ends as a result of such Participant's resignation from the Corporation or any Affiliate, any Options granted to such Participant that are then not yet exercised shall be forfeited at the time of such termination and shall not be exercisable thereafter.

            (f) Due to Any Other Reason. In the event the employment of the Participant shall terminate for any reason other than one described in
      Section 6.6 (a) through (e), any Options granted to such Participant which are exercisable at the date of the Participant's termination of employment may be exercised by the Participant (or, in the event of the Participant's death after termination of employment when the Option is exercisable pursuant to its terms, by the Participant's estate or as may otherwise be provided for in accordance with the requirements of Section 12.2) at any time prior to the expiration of the term of the Options or the ninetieth
      (90th) day following the Participant's termination of employment, whichever period is shorter, and any Options that are not exercisable at the time of termination of employment shall be forfeited at the time of such termination and not be exercisable thereafter.

            (g) Termination of Service as a Nonemployee Director. If a Nonemployee Director shall terminate his service as a director for reasons other than removal for cause, any Options granted to such Participant shall become immediately exercisable in full and may be exercised by the Participant (or the Participant's estate, as the case may be) at any time before the expiration of the term of the Option.

      7.1 Grant of SARs. SARs may be granted to any Participants, all Participants or any class of Participants at such time or times as shall be determined by the Committee. SARs may be granted in tandem with an Option, on a freestanding basis, not related to any other Award, and/or with associated Dividend Equivalents. A grant of a SAR shall be evidenced in writing, whether as part of the agreement governing the terms of the Option, if any, to which such SARs relate or pursuant to a separate written agreement with respect to freestanding SARs, in each case containing such provisions not inconsistent with the Plan as the Committee shall approve.

      7.2 Terms and Conditions of SARs. Notwithstanding the provisions of
Section 7.1, unless the Committee shall otherwise determine the terms and conditions (including, without limitation, the exercise period of the SAR, the vesting schedule applicable thereto and the impact of any termination of service on the Participant's rights with respect to the SAR) applicable with respect to
(i) SARs granted in tandem with an Option shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions applicable to the tandem Options and
(ii) freestanding SARs shall be substantially identical (to the extent possible taking into account the differences related to the character of the SAR) to the terms and conditions that would have been applicable under Section 6 were the grant of the SARs a grant of an Option (including, but not limited to, the application of Section 6.6).

      7.3 Exercise of Tandem SARs. SARs that are granted in tandem with an Option may only be exercised upon the surrender of the right to exercise such Option for an equivalent number of shares and may be exercised only with respect to the shares of Stock for which the related Award is then exercisable.

      7.4 Payment of SAR Amount. Upon exercise of a SAR, the holder shall be entitled to receive payment, in cash, in shares of Common Stock or in a combination thereof, as determined by the Committee, of an amount determined by multiplying:

            (a) the excess, if any, of the Fair Market Value of a share of Stock at the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant, by

            (b) the number of shares of Common Stock with respect to which the SARs are then being exercised;

      provided, however, that at the time of grant with respect to any SAR payable in cash, the Committee may establish, in its sole discretion, a maximum amount per share which will be payable upon the exercise of such SAR.

                                  ARTICLE VIII
           RESTRICTED STOCK, RESTRICTED UNITS AND DIVIDEND EQUIVALENTS

      8.1 Grant of Restricted Stock and Restricted Units. The Committee, in its sole discretion, may make Awards to Participants of Restricted Stock or Restricted Units. Any Award made hereunder of Restricted Stock or Restricted Units shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan (including, but not limited to, requiring the Participant to pay the Corporation an amount equal to the par value per share for each share of Restricted Stock awarded) as shall be prescribed by the Committee in its sole discretion, either at the time of grant or thereafter. As determined by the Committee, with respect to an Award of Restricted Stock, the Corporation shall either (i) transfer or issue to each Participant to whom an award of Restricted Stock has been made the number of shares of Restricted Stock specified by the Committee or (ii) hold such shares of Restricted Stock for the benefit of the Participant for the Restricted Period. In the case of an Award of Restricted Units, no shares of Common Stock shall be issued at the time an Award is made, and the Company shall not be required to set aside a fund for the payment of such Award. Dividends or Dividends Equivalents (if connected with the grant of Restricted Units) may be subject to the same terms and conditions as the underlying Award of Restricted Stock or Restricted Units.

      8.2 Grant, Terms and Conditions of Dividend Equivalents. The Committee, in its sole discretion, may make Awards to Participants of Dividend Equivalents in connection with the grant of Restricted Units, Options, SARs and/or Performance Shares. Unless the Committee shall otherwise determine, the terms and conditions (including, without limitation, the vesting schedule applicable thereto and the impact of any termination of service on the Participant's rights with respect to the Dividend Equivalent) shall be substantially identical (to the extent possible taking into account the differences related to the character of the Dividend Equivalent) to the terms and conditions applicable to the associated Award.

      8.3 Restrictions On Transferability. Shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except as hereinafter provided. Notwithstanding the foregoing, the Committee may permit (on such terms and conditions as it shall establish) shares of Restricted Stock and Restricted Units to be transferred during the Restricted Periods pursuant to Section 12.1, provided that any shares of Restricted Stock or Restricted Units so transferred shall remain subject to the provisions of this Article VIII.

      8.4 Rights as a Shareholder. Except for the restrictions set forth herein and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to such shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends. A Participant shall not have any right, in respect of Restricted Units or Dividend Equivalents awarded pursuant to the Plan, to vote on any matter submitted to the Corporation's stockholders until such time as the shares of Common Stock attributable to such Restricted Units (and, if applicable, Dividend Equivalents) have been issued.

      8.5 Restricted Period. The Restricted Period shall commence upon the date of grant by the Committee and shall lapse with respect to the shares of Restricted Stock or Restricted Units on such date as determined by the Committee at the date an Award of Restricted Stock or

Restricted Units (including any Dividend Equivalents issued) is made to the Participant by the Committee, unless sooner terminated as otherwise provided herein.

      8.6 Legending or Equivalent. To the extent that certificates are issued to a Participant in respect of shares of Restricted Stock awarded under the Plan (or in the event that such Restricted Stock are held electronically), such shares shall be registered in the name of the Participant and shall have such legends (or account restrictions) reflecting the restrictions of such Awards in such manner as the Committee may deem appropriate.

      8.7 Termination of Employment or Service as a Nonemployee Director. Unless the Committee shall otherwise determine at or subsequent to the date of grant:

            (a) Due to Death. In the event a Participant's employment terminates by reason of death, the Restricted Period will lapse as to the entire portion of the shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) transferred or issued to such Participant under the Plan.

            (b) Due to Disability. In the event a Participant's employment terminates by reason of Disability, the Restricted Period will lapse as to the entire portion of the shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) transferred or issued to such Participant under the Plan.

            (c) Due to Approved Retirement. In the event a Participant's employment terminates by reason of Approved Retirement, the Restricted Period will lapse as to the entire portion of the shares of Restricted Stock and/or Restricted Units transferred or issued to such Participant under the Plan (including any associated Dividend Equivalents).

            (d) Due to Cause. In the event a Participant's employment is terminated by the Corporation or any Affiliate for Cause, any Restricted Stock or Restricted Units (including any associated Dividend Equivalents) granted to such Participant shall be forfeited at the time of such termination, and the Committee may, consistent with Section 4.5 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the lapse of restrictions on any prior grant of Restricted Stock or Restricted Units (including any Dividend Equivalents) for a period of up to twelve (12) months prior to the Participant's termination of employment for Cause. For purposes of this
      Section 8.7, in the event a Participant's employment is terminated by the Corporation or any Affiliate for Cause, the provisions of this Section 8.7(d) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section.

            (e) Due to Resignation. Unless otherwise determined by the Committee, in the event a Participant's employment ends as a result of such Participant's resignation from the Corporation or any Affiliate, any Restricted Stock granted to such Participant and all Restricted Units (including any associated Dividend Equivalents) credited to such Participant shall be forfeited upon the Participant's termination of employment.

            (f) Due to Any Other Reason. In the event a Participant's employment is terminated by the Corporation or any Affiliate for any other reason during the applicable vesting period, the Participant (or the Participant's estate or beneficiaries, if the participant subsequently dies) shall receive a payment calculated in the following manner: (i) the number of shares of Restricted Stock or Restricted Units granted will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the applicable vesting period during which the Participant was an active employee and the denominator of which is the number of months in the applicable vesting period (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Restricted Stock or Restricted Units shall be considered vested and payment of such pro-rated Awards is to be made to the Participant (or beneficiaries or estate, if the Participant subsequently dies) as soon as practicable after the Participant's termination of employment.

            (g) Termination of Service as a Nonemployee Director. In the event a Participant's service as a Nonemployee Director shall terminate for reasons other than removal for cause, the Restriction Period will lapse as to the entire portion of the shares of Restricted Stock and/or Restricted Units (including any associated Dividend Equivalents) transferred or issued to such Participant under the Plan.

      8.8 Issuance of New Certificate or Equivalent; Settlement of Restricted Units and Dividend Equivalents. Upon the lapse of the Restricted Period with respect to any shares of Restricted Stock, such shares shall no longer be subject to the restrictions imposed under Section 8.3 and the Corporation shall issue or have issued new share certificates (or remove any such restrictions that may have been established electronically) without the legend or equivalent described in Section 8.6 in exchange for those previously issued. Upon the lapse of the Restricted Period with respect to any Restricted Units, the Corporation shall deliver to the Participant, or the Participant's beneficiary or estate, as provided in Section 12.2, one share of Common Stock for each Restricted Unit as to which restrictions have lapsed and any Dividend Equivalents credited with respect to any Restricted Units, and any interest thereon. The Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock and/or Dividend Equivalents. If a cash payment is made in lieu of delivering Common Stock for the Restricted Units, the amount of such cash payment for each share of Common Stock to which a Participant is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the Restricted Period lapsed with respect to the related Restricted Unit.

                                   ARTICLE IX
                            ANNUAL INCENTIVE AWARDS,
                        LONG-TERM PERFORMANCE UNIT AWARDS
                          AND PERFORMANCE SHARE AWARDS

      9.1 Annual Incentive Awards.

            (a) General Description. At the direction of the Committee, Annual Incentive Awards may be made to Participants and, unless determined otherwise by the Committee at or after the date of grant, shall be paid in cash.

            (b) Requirements for Covered Employees. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under U.S. Code section 162(m), the Committee must certify, prior to payment of any such amounts, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts are consistent with the limits provided under Section 5.2(b).

            (c) Payment of Annual Incentive Awards. Unless the Committee determines otherwise either at grant or thereafter, in the event a Participant terminates employment before the end of an annual Performance Cycle due to death, Disability, or Approved Retirement, such Participant, or his or her estate, shall be eligible to receive a prorated Annual Incentive Award based on (a) in the case of death or Disability, full achievement of the Participant's Performance Goals for such Performance Cycle, and (b) in the case of Approved Retirement, the actual achievement of the Performance Goals for such Performance Cycle , in each case prorated for the portion of the Performance Cycle completed before the Participant's termination of employment. If a Participant terminates employment before payment of an Annual Incentive Award is authorized by the Committee for any reason other than death, Disability or Approved Retirement, the Participant shall forfeit all rights to such Annual Incentive Award unless otherwise determined by the Committee.

      9.2 Long-Term Performance Unit Awards.

            (a) General Description. At the discretion of the Committee, grants of Long-Term Performance Unit Awards may be made to Participants.

            (b) Requirements for Covered Employees. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under U.S. Code section 162(m), the Committee must certify, prior to payment of any such amounts, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts paid are consistent with the limits provided under Section 5.2(b).

            (c) Payment of Long-Term Performance Unit Awards. Long-Term Performance Unit Awards shall be payable in cash, Common Stock, or a combination of cash and Common Stock at the discretion of the Committee. Unless the Committee shall otherwise determine at or subsequent to the date of grant:

                  (i) Due to Death. In the event a Participant's employment
            terminates by reason of death during the applicable Performance Cycle, the Participant's estate or beneficiaries will receive a lump sum payment as soon as practicable of such Long-Term Performance Unit Award, calculated as if the target value or equivalent value for each Unit had, in fact, been achieved.

                  (ii) Due to Disability. In the event a Participant's
            employment terminates by reason of Disability during the applicable Performance Cycle, the Participant (or the Participant's estate or beneficiaries, if the Participant subsequently dies) will receive a lump sum payment as soon as practicable of such Long-Term Performance Unit Award, calculated as if the target value or equivalent value for each Unit had, in fact, been achieved.

                  (iii) Due to Approved Retirement. In the event a Participant's employment terminates by reason of Approved Retirement during the applicable Performance Cycle, the Participant (or the Participant's estate or beneficiaries, if the Participant subsequently dies) shall receive a payment calculated in the following manner: (i) the number of Long-Term Performance Units granted will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Long-Term Performance Units shall be considered vested and payment made to the Participant in a lump sum as soon as practicable after the completion of the respective Performance Cycle and the final valuation of such Units is determined.

            (iv) Due to Cause. In the event a Participant's employment is terminated by the Corporation or any Affiliate for Cause, any outstanding Long-Term Performance Unit Awards shall be cancelled and the Committee may, consistent with Section 4.5 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the payment of any prior Long-Term Performance Unit Awards received within a period of twelve (12) months prior to the Participant's termination of employment for Cause. For purposes of this Section 9.2(c)(iv), in the event a Participant's employment is terminated by the Corporation or any Affiliate for Cause, the provisions of this Section 9.2(c)(iv) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section.

            (v) Due to Resignation. Unless otherwise determined by the Committee, in the event a Participant's employment ends as a result of such Participant's resignation from the Corporation or any Affiliate, any Long-Term Performance Units credited to such Participant shall be forfeited upon the Participant's termination of employment.

            (vi) Due to Any Other Reason. In the event a Participant's employment is terminated by the Corporation or any Affiliate for any other reason during the applicable Performance Cycle, the Participant (or the Participant's estate Participant (or the Participant's estate or beneficiaries, if the Participant subsequently dies) shall receive a payment calculated in the following manner: (i) the number of Long-Term Performance Units granted will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and
      (ii) the resulting reduced number of Long-Term Performance Units shall be considered vested and payment made to the Participant of a lump sum payment as soon as practicable of such pro-rated Long-Term Performance Unit Award, calculated as if the target value or equivalent value for each Unit had, in fact, been achieved.

      9.3 Performance Shares.

            (a) General Description. At the discretion of the Committee, grants of Performance Share Awards may be made to Participants.

            (b) Requirements for Covered Employees. For any Covered Employees and to the extent the Committee intends to comply with the requirements for performance-based Awards described generally under U.S. Code section 162(m), the Committee must certify, prior to payment of any such amounts, that any applicable Performance Goals and/or other requirements have been satisfied, and that such amounts paid are consistent with the limits provided under Section 5.2(b).

            (c) Payment of Performance Share Awards. Performance Share Awards shall be payable in Common Stock. Unless the Committee shall otherwise determine at or subsequent to the date of grant:

                  (i) Due to Death. In the event a Participant's employment
            terminates by reason of death during the applicable Performance Cycle, the Participant's estate or beneficiaries will receive a lump sum payment as soon as practicable of such Performance Share Award, calculated as if the target number of Performance Shares had, in fact, been earned.

                  (ii) Due to Disability. In the event a Participant's
            employment terminates by reason of Disability during the applicable Performance Cycle, the

            Participant (or the Participant's estate or beneficiaries, if the Participant subsequently dies) will receive a lump sum payment as soon as practicable of such Performance Share Award, calculated as if the target number of Performance Shares had, in fact, been earned.

                  (iii) Due to Approved Retirement. In the event a Participant's employment terminates by reason of Approved Retirement during the applicable Performance Cycle, the Participant (or the Participant's estate or beneficiaries, if the Participant subsequently dies) shall receive a payment calculated in the following manner: (i) the number of Performance Shares granted will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Performance Shares shall be considered vested and payment made to the Participant in a lump sum as soon as practicable after the completion of the respective Performance Cycle and the final number of Performance Shares has been determined.

                  (iv) Due to Cause. In the event a Participant's employment is terminated by the Corporation or any Affiliate for Cause, any outstanding Performance Share Awards shall be cancelled and the Committee may, consistent with Section 4.5 of the Plan, require that such Participant disgorge any profit, gain or other benefit received in respect of the payment of any prior Performance Share Awards received within a period of twelve (12) months prior to the Participant's termination of employment for Cause. For purposes of this Section 9.3(c)(iv), in the event a Participant's employment is terminated by the Corporation or any Affiliate for Cause, the provisions of this Section 9.3(c)(iv) will apply notwithstanding any assertion (by the Participant or otherwise) of a termination of employment for any other reason enumerated under this Section.

                  (v) Due to Resignation. Unless otherwise determined by the
            Committee, in the event a Participant's employment ends as a result of such Participant's resignation from the Corporation or any Affiliate, any Performance Share Awards credited to such Participant shall be forfeited upon the Participant's termination of employment.

                  (vi) Due to Any Other Reason. In the event a Participant's employment is terminated by the Corporation or an Affiliate for any other reason during the applicable Performance Cycle, the Participant (or the Participant's estate or beneficiaries, if the Participant subsequently dies) shall receive a payment calculated in the following manner: (i) the number of Performance Shares granted will be reduced by multiplying the grant by a fraction, the numerator of which is the number of full months in the Performance Cycle during which the Participant was an active employee and the denominator of which is the number of months in the Performance Cycle (with a partial month worked shall be counted as a full month if the Participant is an active employee for 15 days or more in that month); and (ii) the resulting reduced number of Performance Shares shall be considered vested and payment made to the Participant of a lump sum payment as soon as practicable of such pro-rated Performance Share Award, calculated as if the target number of Performance Shares had, in fact, been earned.

                                    ARTICLE X
                                CHANGE OF CONTROL

      10.1 Accelerated Vesting and Payment of Awards. Subject to the provisions of Section 10.3, in the event of a Change of Control each Option and SAR then outstanding shall be fully exercisable regardless of the exercise schedule otherwise applicable to such Option and/or SAR, and the Restricted Period shall lapse as to each share of Restricted Stock and each Restricted Unit then outstanding. In connection with such a Change of Control, the Committee may, in its discretion, provide that each Option, SAR, Restricted Stock and/or Restricted Unit shall, upon the occurrence of such Change of Control, be cancelled in exchange for a payment per share/unit (the "Settlement Payment") in an amount based on the Change of Control Price. Such Settlement Payment shall be in the form of cash.

      10.2 Long Term Performance Unit Awards and Performance Share Awards. Subject to the provisions of Section 10.3, in the event of a Change of Control,
(a) any outstanding Long Term Performance Unit Awards or Performance Share Awards relating to Performance Cycles ending prior to the Change of Control which have been earned but not paid shall become immediately payable, (b) all then-in-progress Performance Cycles for Long Term Performance Unit Awards or Performance Share Awards that are outstanding shall end, and all Participants shall be deemed to have earned an award equal to the Participant's target award opportunity for the Performance Cycle in question, and (c) the Corporation shall pay all such Long Term Performance Unit Awards and Performance Share Awards as a Settlement Payment within thirty (30) days of such Change of Control, based on the Change of Control Price. Such Settlement Payment shall be in cash.

      10.3 Alternative Awards. Notwithstanding Section 10.1 or 10.2, no cancellation, acceleration of exercisability, vesting, cash settlement or other payment shall occur with respect to any Option, SAR, Restricted Stock, Restricted Unit, Long-Term Performance Unit and/or Performance Share if the Committee reasonably determines in good faith prior to the occurrence of a Change of Control that such Option, SAR, Restricted Stock, Restricted Unit, Long-Term Performance Unit and/or Performance Share shall be honored or assumed, or new rights substituted therefore (such honored, assumed or substituted award hereinafter called an "Alternative Award"), by a Participant's employer (or the parent or an affiliate of such employer) immediately following the Change of Control; provided that any such Alternative Award must:

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

            (a) be based on stock that is traded on an established securities market;

            (b) provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Option, SAR, Restricted Stock, Restricted Unit, Long-Term Performance Unit and/or Performance Share, including, but not limited to, an identical or better exercise or vesting schedules;

            (c) have substantially equivalent value to such Option, SAR, Restricted Stock, Restricted Unit, Long-Term Performance Unit and/or Performance Share (determined at the time of the Change in Control); and

            (d) have terms and conditions which provide that in the event that the Participant's employment is involuntarily terminated for any reason other than for Cause, all of such Participant's Options, SARs, Restricted Stock, Long-Term Performance Units and/or Performance Shares shall be deemed immediately and fully exercisable and/or all restrictions shall lapse, and shall be settled for a payment per each share of stock subject to the Alternative Award in cash, in immediately transferable, publicly traded securities, or in a combination thereof, in an amount equal to (i) the Fair Market Value of such stock on the date of the Participant's termination (with respect to any Restricted Stock and/or Restricted Units, (ii) the excess of the Fair Market Value of such stock on the date of the Participant's termination over the corresponding exercise or base price per share, if any (with respect to any Option and/or SARs), or (iii) the Participant's target award opportunity for the Performance Cycle in question (with respect to any Long-Term Performance Units or Performance Shares).

                                   ARTICLE XI
                AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

      11.1 General. The Board may, at any time and from time to time amend, modify, suspend, or terminate this Plan, in whole or in part, without notice to or the consent of any participant or employee; provided, however, that any amendment which would (i) increase the number of shares available for issuance under the Plan, (ii) lower the minimum exercise price at which an Option (or the base price at which a SAR) may be granted or (iii) change the individual Award limits or (iv) require shareholder approval under NASDAQ rules or the rules of any other exchange where the Common Stock may then be traded, shall be subject to the approval of the Corporation's shareholders. No amendment, modification or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant, provided, however, that

      (a) any change pursuant to, and in accordance with the requirements of,
Article X;

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

      (b) any acceleration of payments of amounts accrued under the Plan by action of the Committee or by operation of the Plan's terms; or (c) any decision by the Committee to limit participation (or other features of the Plan) prospectively under the Plan shall not be deemed to violate this provision.

                                   ARTICLE XII
                            MISCELLANEOUS PROVISIONS

      12.1 Transferability of Awards. No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. No transfer of an Award by will or by the laws of descent and distribution shall be effective to bind the Corporation unless the Corporation shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Board of Directors or the Committee may determine necessary to establish the validity of the transfer.

      12.2 Treatment of Any Outstanding Rights or Features Upon Participant's Death. Any Awards, rights or features remaining unexercised or unpaid at the Participant's death shall be paid to, or exercised by, the Participant's estate except where otherwise provided by law, or when done in accordance with other methods (including a beneficiary designation process) put in place by the Committee or a duly appointed designee from time to time. Except as otherwise provided herein, nothing in this Plan is intended or may be construed to give any person other than Participants any options, rights or remedies under this Plan.

      12.3 Deferral of Payment. The Committee may, in the Award agreement or otherwise, permit a Participant to elect, upon such terms and conditions as the Committee may establish, to defer receipt of shares of Common Stock that would otherwise be issued upon exercise or vesting of an Award. Notwithstanding anything else contained herein to the contrary, deferrals shall not be permitted hereunder in a way that will result in the Corporation or any Affiliate being required to recognize a financial accounting charge due to such deferral that is substantially greater than the charge, if any, that was associated with the underlying Award.

      12.4 Awards In Substitution for Awards Granted By Other Companies. Awards may be granted under the Plan from time to time as replacements for awards (including, but not limited to, options, common stock, restricted stock, performance shares or performance units) held by employees of other companies who become Employees of the Corporation or of any Affiliate as a result of a merger or consolidation of the employing Corporation with the Corporation, or such Affiliate, or the acquisition by the Corporation or an Affiliate of all or a portion of the assets of the employing Corporation. Shares issued in connection with such substitute Awards shall not reduce the number of shares of Common Stock issuable under Section 5.1 of the Plan.

      12.5 No Guarantee of Employment or Participation. The existence of the Plan shall not be deemed to constitute a contract of employment between the Corporation or any affiliate and any Eligible Individual or Participant, nor shall it constitute a right to remain in the employ of the

Corporation or any affiliate. The terms or existence of this Plan, as in effect at any time or from time to time, or any Award granted under the Plan, shall not interfere with or limit in any way the right of the Corporation or any Affiliate to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Corporation or any Affiliate of the Corporation. Each employee of the Corporation or any Affiliate remains at will. Except to the extent expressly selected by the Committee to be a Participant, no person (whether or not an Eligible Individual or a Participant) shall at any time have a right to be selected for (or additional) participation in the Plan, despite having previously participated in an incentive or bonus plan of the Corporation or an Affiliate.

      12.6 Tax Withholding. The Corporation or an Affiliate shall have the right and power to deduct from all payments or distributions hereunder, or require a Participant to remit to the Corporation promptly upon notification of the amount due, an amount (which may include shares of Common Stock) to satisfy any Puerto Rico, federal, state, local or foreign taxes or other obligations required by law to be withheld with respect thereto with respect to any Award. The Corporation may defer payments of cash or issuance or delivery of Common Stock until such withholding requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (a) to have shares of Common Stock otherwise issuable under the Plan withheld by the Corporation or (b) to deliver to the Corporation previously acquired shares of Common Stock (through actual tender or attestation), in either case for the greatest number of whole shares having a Fair Market Value on the date immediately preceding the date of exercise not in excess of the amount required to satisfy the withholding tax obligations.

      12.7 Tax Offset Payments. The Committee shall have the authority at the time of any award under this Plan or anytime thereafter to make Tax Offset Payments to assist Participants in paying income taxes incurred as a result of their participation in this Plan. The Tax Offset Payments shall be determined by multiplying a percentage established by the Committee by all or a portion (as the Board or the Committee shall determine) of the taxable income recognized by a Participant upon (i) the exercise of a Nonstatutory Stock Option, or (ii) the disposition of shares received upon exercise of a QSO or an ISO. The percentage shall be established, from time to time, by the Committee at that rate which the Committee, in its sole discretion, determines to be appropriate and in the best interests of the Corporation to assist Participants in paying income taxes incurred as a result of the events described in the preceding sentence. Tax Offset Payments shall be subject to the restrictions on transferability applicable to Options set forth in Section 12.1.

      12.8 No Limitation on Compensation; Scope of Liabilities. Nothing in the Plan shall be construed to limit the right of the Corporation to establish other plans if and to the extent permitted by applicable law. The liability of the Corporation, or any Affiliate under this Plan is limited to the obligations expressly set forth in the Plan, and no term or provision of this Plan may be construed to impose any further or additional duties, obligations, or costs on the Corporation or any affiliate thereof or the Committee not expressly set forth in the Plan.

      12.9 Requirements of Law. The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

      12.10 Term of Plan. The Plan shall be effective upon the Effective Date. The Plan shall terminate on the earlier of (a) the termination of the Plan pursuant to Article XI, or (b) when no more shares are available for issuance of Awards under the Plan.

      12.11 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the Commonwealth of Puerto Rico without regard to principles of conflict of laws.

      12.12 Securities Law Compliance. Instruments evidencing Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Corporation in writing, when an Award is granted or when he receives shares with respect to such Award (or at such other time as the Committee deems appropriate) that he is accepting such Award, or receiving or acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. Such shares shall be transferable, or may be sold or otherwise disposed of only if the proposed transfer, sale or other disposition shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Corporation, such transfer, sale or other disposition at such time will be in compliance with applicable securities laws.

      12.13 No Impact On Benefits. Except as may otherwise be specifically provided for under any employee benefit plan, policy or program provision to the contrary, Awards shall not be treated as compensation for purposes of calculating an Eligible Individual's right under any such plan, policy or program.

      12.14 No Constraint on Corporate Action. Except as provided in Article XI, nothing contained in this Plan shall be construed to prevent the Corporation, or any affiliate, from taking any corporate action (including, but not limited to, the Corporation's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets) which is deemed by it to be appropriate, or in its best interest, whether or not such action would have an adverse effect on this Plan, or any Awards made under this Plan. No employee, beneficiary, or other person, shall have any claim against the Corporation or any of its Affiliates, as a result of any such action.

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

      12.15 Captions. The headings and captions appearing herein are inserted only as a matter of convenience. They do not define, limit, construe, or describe the scope or intent of the provisions of the Plan.

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